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                                                                Exhibit 23(j)(1)

                             McCarter & English, LLP

January 4, 2005

Seligman New Jersey Municipal Fund, Inc.
100 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     With respect to Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, for Seligman New Jersey Municipal Fund, Inc. (the "Fund"), we have reviewed the material relative to New Jersey Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

     We consent to the filing of this consent as an exhibit to the Registration Statement of the Fund and to the reference to us under the heading "New Jersey Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,


                                             /s/ John B. Brescher, Jr.
                                             -----------------------------------
                                             John B. Brescher, Jr.
                                             McCarter & English, LLP